EXHIBIT 99.1

SOBRsafe Reports Third Quarter 2025 Results

DENVER, November 12, 2025 – SOBR Safe, Inc. (Nasdaq: SOBR) (“SOBRsafe” or the “Company”), the leader in next-generation alcohol monitoring and detection technology, is reporting financial and operating results for the third quarter ended September 30, 2025.

Third Quarter 2025 Operational and Financial Highlights

•	Revenue increased 136.1 % year-over-year.
•	Sold 277 SOBRsureTM GEN 2 devices, up 55.6% from the second quarter of 2025.
•	SOBRsure TM GEN 2 related hardware and software revenues contributed 80.7% of total revenue during the quarter and 78.0% year to date.
•	Annual recurring revenue from software subscription sales at quarter-end is $152.2 thousand increasing by $57.4 thousand during the quarter, or 60.5%.
•

Launched additional targeted marketing campaigns for key national initiatives such as Recovery Month in September as well as two new segment specific campaigns to expand brand awareness outside addiction recovery use cases.

•

Refined the Company’s marketing strategy to emphasize high-performing regions and new direct-to-consumer audiences, resulting in shorter sales cycles, higher conversion rates, and a 266% quarter-over-quarter increase in website traffic.

•

Achieved the highest monthly sales in Company history in October, supported by the addition of two new channel partners, and subsequently received the largest SOBRsure™ GEN 2 device order to date in November.

“The third quarter marked another period of consistent operational progress and growing commercial traction,” said SOBRsafe CEO David Gandini. “Since the launch of our SOBRsure™ GEN 2 device and reinvigorated brand platform late last year, we have seen steady month-over-month sales growth, with October representing our strongest sales month to date. Online sales remain a key contributor, supported by our newly enhanced e-commerce platform and more effective digital engagement strategy. We recently secured two new channel partners and continue to see expanding interest from organizations seeking discreet, reliable alcohol monitoring and detection solutions. Across both behavioral health and consumer markets, we are seeing increasing validation that our technology solutions and brand are resonating.

“Our marketing investments are driving measurable results, with website traffic up 266% and conversion rates improving as we refine our campaigns and segmentation. We have a clear end-of-year marketing plan that includes targeted messaging, influencer partnerships, and expanded social media activity designed to strengthen awareness heading into the critical holiday and “dry” January periods. The feedback from both consumers and behavioral health customers reinforces that our brand is gaining recognition and trust, and that our focused strategy is translating into sustained sales momentum.

“While still in the early stages of commercialization, we are executing with focus and alignment around our long-term strategic objectives. SOBRsafe is building meaningful brand awareness and industry credibility, validated by early interest from oversight organizations, healthcare networks, and behavioral health providers. Our priorities are concentrated around accelerating revenue growth across the behavioral health and consumer markets, cultivating global pilot programs that can evolve into licensing partnerships, and expanding our sales organization to support these initiatives. At the same time, we are strengthening our in-house technology expertise, enhancing our software capabilities through advanced analytics and machine learning, and reimagining our SOBRcheck™ and SOBRsure™ products for broader adoption in early 2027. With these initiatives underway, we believe SOBRsafe is well positioned to convert our growing brand recognition and technology leadership into sustainable, scalable growth.”

Third Quarter 2025 Financial Results

Revenue in the third quarter of 2025 increased 136.1% to $108.9 thousand compared to $46.1 thousand for the same period in 2024 and increased 4.5% compared to the second quarter of 2025. The year-over-year and sequential growth was primarily attributable to increased sales for the Company’s SOBRsureTM device and SOBRsureTM software subscriptions.

Gross profit in the third quarter of 2025 increased to $37.9 thousand compared to $30.1 thousand for the same period in 2024. Gross margin was 34.8% in the third quarter of 2025, compared to 65.3% in the third quarter of 2024. The year-over-year decline in margin was largely due to strategic price reductions to the Company’s SOBRsureTM device and software subscriptions to expand its customer base as well as higher costs associated with product replacements to enhance device quality.

Operating expenses in the third quarter of 2025 were $2.3 million compared to $1.9 million for the prior year period. The increase was reflective of additional general and administrative costs associated with the Company’s expanded head count, businesses development costs, and increased marketing efforts.

Net loss in the third quarter of 2025 was $(2.2) million, or $(1.44) per diluted share, compared to a net loss of $(1.8) million, or $(58.26) per diluted share, for the prior year period. Note, the earnings per diluted share in the prior year period has been adjusted for the 1-for-110 and 1-for-10 reverse splits of the Company’s common stock on the Nasdaq Capital Markets effected October 2, 2024 and April 4, 2025, respectively. The increase in net loss was primarily attributable to higher operating costs, partially offset by reduced stock-based compensation, and research and development expenses.

Cash and cash equivalents were $4.7 million at September 30, 2025, compared to $8.4 million at December 31, 2024.

About SOBRsafe™

Through next-generation alcohol detection technology, we enable trust and empower recovery ... with a human touch. SOBRsafe's advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user's skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provides passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration. To learn more, visit www.sobrsafe.com.

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Company Contact:

IR@sobrsafe.com

Investor Relations Contact:

Scott Liolios or Taylor Stadeli

Gateway Group

949-574-3860

SOBR@gateway-grp.com

2

SOBR SAFE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2025	2024
ASSETS	(Unaudited)

Current assets
Cash	$4,711,664	$8,384,042
Accounts receivable, net	32,384	24,460
Inventory	142,230	224,875
Prepaid expenses	313,521	192,637
Other current assets	19,161	46,060
Total current assets	5,218,960	8,872,074

Property and equipment, net	36,264	-
Intellectual technology, net	1,798,867	2,087,965
Operating lease right-of-use assets, net	108,769	183,737
Other assets	27,427	27,427
Total Assets	$7,190,287	$11,171,203

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$394,978	$422,557
Accrued expenses	360,012	498,128
Accrued interest payable	113,422	105,501
Deferred revenue	10,092	-
Operating lease liabilities, current portion	121,584	111,303
Notes payable - related parties, net	11,810	11,810
Notes payable - non-related parties, net	210,664	127,590
Total current liabilities	1,222,562	1,276,889

Operating lease liabilities, less current portion	-	91,993
Total Liabilities	1,222,562	1,368,882

Commitments and contingencies
Stockholders' Equity
Common stock, $0.00001 par value; 100,000,000 shares authorized, 1,516,238 and 936,926 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	15	94
Treasury stock, at cost; 17 and 16 shares as of September 30, 2025 and December 31, 2024, respectively	(38,015)	(38,015)
Additional paid-in capital	110,499,728	108,222,324
Accumulated deficit	(104,440,303)	(98,328,395)
Total SOBR Safe, Inc. stockholders' equity	6,021,425	9,856,008
Noncontrolling interest	(53,700)	(53,687)
Total Stockholders' Equity	5,967,725	9,802,321

Total Liabilities and Stockholders' Equity	$7,190,287	$11,171,203

3

SOBR SAFE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$108,893	$46,129	$299,738	$148,310
Cost of goods and services	71,026	15,992	151,023	81,929
Gross profit	37,867	30,137	148,715	66,381

Operating expenses:
General and administrative	2,117,641	1,499,296	5,756,138	4,310,791
Stock-based compensation expense	115,250	184,243	370,180	584,551
Research and development	30,102	194,466	269,701	604,927
Total operating expenses	2,262,993	1,878,005	6,396,019	5,500,269

Loss from operations	(2,225,126)	(1,847,868)	(6,247,304)	(5,433,888)

Other income (expense):
Other income, net	47,459	12,566	200,889	46,978
Notes payable – conversion expense	-	-	-	(585,875)
Interest expense	(8,961)	(5,908)	(14,753)	(451,720)
Total other income (expense), net	38,498	6,658	186,136	(990,617)

Loss before provision for income taxes	(2,186,628)	(1,841,210)	(6,061,168)	(6,424,505)

Provision for income taxes	-	-	-	-

Net loss	(2,186,628)	(1,841,210)	(6,061,168)	(6,424,505)
Net loss attributable to noncontrolling interest	4	4	13	13
Net loss attributable to SOBR Safe, Inc.	$(2,186,624)	$(1,841,206)	$(6,061,155)	$(6,424,492)

Deemed dividends related to Convertible Debt Warrants down round provision	-	-	(1,833)	(23,270)
Deemed dividends related to 2022 PIPE Warrants down round provision	-	-	(1,547)	(46,875)
Deemed dividends related to Original Warrants and New Warrants down round provision	-	-	-	(1,455,805)
Deemed dividends related to 2024 PIPE Warrants round down provision	-	-	(47,373)	-
Warrant Inducement transactional costs	-	-	-	(341,297)

Net loss attributable to common stockholders	$(2,186,624)	$(1,841,206)	$(6,111,908)	$(8,291,739)

Basic and diluted loss per common share	$(1.44)	$(58.26)	$(4.21)	$(353.65)

Weighted average number of common shares outstanding	1,516,238	31,605	1,451,713	23,446

4

SOBR SAFE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Operating Activities:
Net loss	$(6,061,168)	$(6,424,505)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	291,006	289,098
Amortization of debt discounts	-	237,250
Non-cash lease expense	74,968	67,315
Non-cash interest expense	7,921	336,510
Non-cash conversion expense	-	585,875
Bad debt expense	9,490	202
Stock-based compensation expense	370,182	584,551
Changes in assets and liabilities:
Accounts receivable	(17,414)	(20,573)
Inventory	82,645	72,798
Prepaid expenses	152,161	86,566
Other assets	26,899	(21,534)
Accounts payable	(27,579)	(200,355)
Accrued expenses	(168,017)	(306,941)
Accrued interest payable	-	(126,086)
Deferred revenue	10,092	-
Operating lease liabilities	(81,712)	(71,199)
Net cash used in operating activities	(5,330,526)	(4,911,028)

Investing Activities:
Purchase of property and equipment	(38,172)	-
Net cash used in investing activities	(38,172)	-

Financing Activities:
Repayments of notes payable - non-related parties	(160,070)	-
Proceeds from exercise of stock warrants	3,680,411	2,786,174
Payment of transactional costs for exercise of warrants	(184,021)	(360,756)
Payment of 2024 PIPE Warrant True-up Payment	(1,640,000)	-
Net cash provided by financing activities	1,696,320	2,425,418

Net Change In Cash	(3,672,378)	(2,485,610)

Cash At The Beginning Of The Period	8,384,042	2,790,147

Cash At The End Of The Period	$4,711,664	$304,537

Schedule Of Non-Cash Investing And Financing Activities:
Deemed dividends related to Convertible Debt Warrants down round provision	$(1,833)	$23,270
Deemed dividends related to 2022 PIPE Warrants down round provision	$(1,547)	$46,875
Deemed dividends related to Original Warrants and New Warrants down round provision	$-	$1,455,805
Deemed dividends related to 2024 PIPE warrants round down provision	$(47,373)	$-
Non-related party debt converted to capital	$-	$2,879,279
Warrant inducement transactional costs	$-	$341,297
Financing of prepaid insurance premiums	$-	$(161,896)

Supplemental Disclosure:
Cash paid for interest	$6,833	$266
Cash paid for income taxes	$-	$-

5